EXHIBIT 99.1

Harvard Bioscience Reports Third Quarter 2016 Financial Results

Announces the Disposition of AHN Biotechnologie GmbH for $1.7 million

HOLLISTON, Mass., Oct. 27, 2016 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, reported financial results for the three and nine months ended September 30, 2016. The company also announced the disposition of its AHN Biotechnologie GmbH (AHN) subsidiary for $1.7 million.

Revenues for the three and nine months ended September 30, 2016 were $25.0 million and $78.1 million, respectively.  Loss per diluted share, as measured under U.S. generally accepted accounting principles (“GAAP”), for the three and nine months ended September 30, 2016 was $0.05 and $0.09, respectively.

Earnings per diluted share, on a non-GAAP basis, for the three and nine months ended September 30, 2016 were $0.03 and $0.11, respectively.

Jeffrey Duchemin, President and CEO of Harvard Bioscience, said, “Our third quarter revenues were roughly flat year over year on a constant currency basis and, despite a challenging academic end market, these results were counterbalanced by increases in adjusted gross margins and reductions in operating expenses driven by our site consolidation efforts and cost containment measures. The favorable performance in these areas was offset by pressure from slower than expected NIH funding outlays, currency translation, and softness in the European funding environment.”

“We are also announcing the divestiture of our AHN subsidiary which we have deemed to be non-strategic to our core assets. We remain confident in our business, our people and our long term strategy. We are focused on operational execution and results which we believe will, in turn, drive shareholder value.”

Third Quarter Reported Results

  Revenues for the three months ended September 30, 2016 were $25.0 million, a decrease of approximately $0.7 million, or 3% compared to revenues of $25.7 million for the three months ended September 30, 2015. Excluding currency translation, revenues were virtually flat. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

  Net loss, as measured under GAAP, was $1.6 million, or $0.05 per diluted share, for the three months ended September 30, 2016 compared to a net loss of $0.8 million, or $0.02 per diluted share, for the same quarter in 2015.

  Net income, on a non-GAAP basis, was $1.1 million, or $0.03 per diluted share, for the three months ended September 30, 2016, compared to $0.9 million, or $0.03 per diluted share, for the three months ended September 30, 2015. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Year-to-Date Reported Results

  Revenues for the nine months ended September 30, 2016 were $78.1 million, a decrease of approximately $2.2 million, or 3% compared to revenues of $80.3 million for the nine months ended September 30, 2015. Excluding currency translation, revenues decreased 1% or $1.0 million. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

  Net loss, as measured under GAAP, was $3.0 million, or $0.09 per diluted share, for the nine months ended September 30, 2016 compared to $1.9 million, or $0.06 per diluted share, for the nine months ended September 30, 2015.

  Net income, on a non-GAAP basis, was $3.7 million, or $0.11 per diluted share, for the nine months ended September 30, 2016 compared to $3.2 million, or $0.10 per diluted share, for the same period in 2015. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

AHN Disposition

Harvard Bioscience announced the disposition of AHN, a subsidiary based in Nordhausen, Germany, for approximately $1.7 million. AHN is a manufacturer of liquid handling products with approximately $2.5 million in associated annual revenue in 2015.

Financial Guidance

Harvard Bioscience is updating its full-year 2016 revenue guidance to reflect the AHN disposition and current trends.  The company expects to report revenues of approximately $105 million to $107 million for 2016 which compares to previously issued guidance in the range of $108 million to $110 million.

The company expects to report a full-year 2016 GAAP diluted loss per share of approximately $0.04 to $0.06 and non-GAAP diluted earnings per share of $0.16 to $0.18, or a 23% to 38% increase compared to 2015 non-GAAP diluted earnings per share. The company’s non-GAAP earnings per share guidance remains unchanged from that issued on July 28, 2016 due to cost containment and site consolidation efforts.

The Company may incur charges, realize gains, or experience other events in 2016 that could cause actual results to vary from this guidance. Refer to Exhibit 8 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET. On that call, management may respond to questions from the audience and provide information on any of a number of topics related to the business, including operations, plans and outlook.

Participating in the call will be Jeffrey A. Duchemin, President and Chief Executive Officer and Robert Gagnon, Chief Financial Officer of Harvard Bioscience. Investors can access the live conference call by dialing the following phone numbers: toll-free 1-800-708-4540, or international: 1-847-619-6397, and referencing the conference ID# 43551089.

The conference will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the webcast at http://investor.harvardbioscience.com/ and click on the Earnings Call icon. Financial information presented on the call, including the earnings release, will also be available on the investor relations section of the website.

If you are unable to listen to the live conference call, the webcast will be available on the Company's website through November 3, 2016.

To add this meeting to your calendar visit: http://investor.harvardbioscience.com/ and click “remind me”.

Use of Non-GAAP Financial Information
In this press release, we have included non-GAAP financial information including revenues, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition and disposition initiatives, impairment charges, forensic investigation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three and nine months ended September 30, 2016 and 2015 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company’s failure to realize the expected benefits of facility consolidations; the Company's inability to manage its growth; competition from the Company's competitors; material weakness in the Company’s internal control over financial reporting; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company’s inability to effectively sell spectrophotometer products following the retirement of the GE Healthcare brand; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc. (now known as Biostage, Inc., “Biostage”), to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of Biostage to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	September 30,	December 31,
	2016	2015
Assets

Cash and cash equivalents	$5,345	$6,744
Trade receivables	15,115	17,547
Inventories	21,231	22,343
Property, plant and equipment	5,267	5,902
Goodwill and other intangibles	59,712	62,452
Other assets	5,506	5,062
Total assets	$112,176	$120,050

Liabilities and Stockholders' Equity

Total current liabilities	$14,442	$19,323
Total liabilities	36,285	42,452
Stockholders’ equity	75,891	77,598
Total liabilities and stockholders’ equity	$112,176	$120,050

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues	$25,007	$25,731	$78,106	$80,294
Cost of revenues	13,317	14,005	41,796	44,495
Gross profit	11,690	11,726	36,310	35,799

Sales and marketing expenses	5,006	5,028	15,194	15,355
General and administrative expenses	4,800	5,005	15,984	14,758
Research and development expenses	1,309	1,426	4,236	4,888
Restructuring charges	(17)	376	(5)	487
Amortization of intangible assets	729	666	2,099	2,137
Impairment charges	676	-	676	-
Total operating expenses	12,503	12,501	38,184	37,625

Operating loss	(813)	(775)	(1,874)	(1,826)

Other income (expense):
Foreign exchange	138	70	411	159
Interest expense	(142)	(204)	(486)	(641)
Interest income	1	1	2	5
Other expense, net	(64)	(188)	(143)	(984)
Other expense, net	(67)	(321)	(216)	(1,461)

Loss before income taxes	(880)	(1,096)	(2,090)	(3,287)
Income tax expense (benefit)	758	(249)	897	(1,388)
Net loss	$(1,638)	$(847)	$(2,987)	$(1,899)

Loss per share:
Basic loss per common share	$(0.05)	$(0.02)	$(0.09)	$(0.06)

Diluted loss per common share	$(0.05)	$(0.02)	$(0.09)	$(0.06)

Weighted average common shares:
Basic	34,327	33,933	34,157	33,474

Diluted	34,327	33,933	34,157	33,474

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Nine Months Ended
	September 30,
	2016	2015

Cash flows from operations:
Net loss	$(2,987)	$(1,899)
Changes in assets and liabilities	(473)	(3,494)
Other adjustments to operating cash flows	7,116	4,334
Net cash provided by (used in) operating activities	3,656	(1,059)

Investing activities:
Acquisitions, net of cash acquired	-	(4,545)
Other investing activities	(954)	(2,292)
Net cash used in investing activities	(954)	(6,837)

Financing activities:
Proceeds from issuance of debt	3,000	4,800
Repayments of debt	(6,738)	(6,100)
Other financing activities	80	1,921
Net cash (used in) provided by financing activities	(3,658)	621

Effect of exchange rate changes on cash	(443)	(769)

Decrease in cash and cash equivalents	$(1,399)	$(8,044)

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP gross profit	$11,690	$11,726	$36,310	$35,799

Adjustments:

Inventory valuation step-up charges on acquisition	-	6	-	799

Severance charges	1	7	1	141

Stock-based compensation expense	17	18	44	54

Non-GAAP adjusted gross profit	$11,708	$11,757	$36,355	$36,793

GAAP adjusted gross profit percentage	46.7%	45.6%	46.5%	44.6%

Non-GAAP adjusted gross profit percentage	46.8%	45.7%	46.5%	45.8%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Loss to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP operating loss	$(813)	$(775)	$(1,874)	$(1,826)

Adjustments:

Amortization of intangible assets	729	666	2,099	2,137

Inventory valuation step-up charges on acquisition	-	6	-	799

Forensic investigation costs	-	-	1,663	-

Impairment charges	676	-	676	-

Severance and restructuring (credits) charges	(10)	735	2	1,518

Stock-based compensation expense	943	777	2,596	2,049

Non-GAAP adjusted operating income	$1,525	$1,409	$5,162	$4,677

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP net loss	$(1,638)	$(847)	$(2,987)	$(1,899)

Adjustments:

Amortization of intangible assets	729	666	2,099	2,137

Inventory valuation step-up charges on acquisition	-	6	-	799

Forensic investigation costs	-	-	1,663	-

Impairment charges	676	-	676	-

Severance and restructuring (credits) charges	(10)	735	2	1,518

Acquisition costs	33	162	39	943

Stock-based compensation expense	943	777	2,596	2,049

Income taxes (A)	374	(598)	(425)	(2,309)

Non-GAAP adjusted net income	$1,107	$901	$3,663	$3,238

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate for the consolidated entity and any changes to valuation allowances.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP diluted loss per common share	$(0.05)	$(0.02)	$(0.09)	$(0.06)

Adjustments:

Amortization of intangible assets	0.02	0.02	0.06	0.07

Inventory valuation step-up charges on acquisition	-	-	-	0.02

Forensic investigation costs	-	-	0.05	-

Impairment charges	0.02	-	0.02	-

Severance and restructuring (credits) charges	-	0.02	-	0.05

Acquisition costs	-	0.01	-	0.03

Stock-based compensation expense	0.03	0.02	0.08	0.06

Income taxes (A)	0.01	(0.02)	(0.01)	(0.07)

Non-GAAP adjusted diluted earnings per common share	$0.03	$0.03	$0.11	$0.10

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate for the consolidated entity and any changes to valuation allowances.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2016 GAAP Diluted Loss per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted loss per common share (A)	$(0.04) - (0.06)

Adjustments:

Amortization of intangible assets	0.08

Forensic investigation costs	0.05

Impairment charges	0.02

Stock-based compensation expense	0.10

Income taxes (B)	(0.03)

Non-GAAP adjusted diluted earnings per common share (A)	$0.16 - 0.18

(A) This guidance excludes the impact of future acquisitions, acquisition costs, impairment charges or restructuring charges.
(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate for the consolidated entity and any changes to valuation allowances.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
(unaudited)

	Three Months Ended		For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended			Nine Months Ended
	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Sept. 30,
	2014	2014	2014	2015	2015	2015	2015	2015	2016	2016	2016	2016

Growth	0.0%	11.0%	2.4%	3.8%	11.5%	3.9%	-3.3%	3.7%	6.0%	-8.6%	-0.1%	-1.2%

Foreign exchange effect	1.2%	-2.0%	0.9%	-4.3%	-4.7%	-2.8%	-3.3%	-3.7%	-1.3%	-0.7%	-2.7%	-1.5%

Total revenue growth	1.2%	9.0%	3.3%	-0.5%	6.8%	1.1%	-6.6%	0.0%	4.7%	-9.3%	-2.8%	-2.7%

CONTACTS:

Jeffrey A. Duchemin
CEO and President

Robert E. Gagnon
CFO

Corey Manchester
Director, Finance and Investor Relations

Tel: 508 893 8999
Fax: 508 429 8478